Exhibit 4.1

ClearSign

incorporated under the laws of washington

NUMBER	SHARES
CERT.9999	*********9,000,000**********
	COMMON STOCK
	CUSIP 999999ZZ9

THIS CERTIFIES THAT * SPECIMEN *

Is The Owner of * NINE MILLION *

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
ClearSign Combustion Corporation

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered bythe Registrar.

Dated: JANUARY 01, 2009

COUNTERSIGNED AND REGISTERED:
VSTOCK TRANSFER, LLC
Transfer Agent and Registrar

By:____________________
AUTHORIZED SIGNATURE

Secretary & CFO

President & CEO